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                                                          EXHIBITS 5.1 and 23.1


CONSENT AND OPINION OF NEWCOMB, SABIN, SCHWARTZ & LANDSVERK, LLP


               Letterhead of Newcomb, Sabin, Schwartz & Landsverk, LLP


                                   October 7, 1998

Cascade Corporation
2201 N.E. 201st Ave.
Fairview, Oregon  97024-9718


     RE: CASCADE CORPORATION REGISTRATION STATEMENT ON FROM S-3


     We are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, by Cascade Corporation, an Oregon corporation (the "Company"), of up to 1,630,000 shares (the "Shares") of the Company's common stock, par value $.50 (the "Common Stock") offered pursuant to a prospectus (the "Prospectus"), which is a part of the above captioned registration statement (the "Registration Statement"), on Form S-3, file No. 333-64561, originally filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998 and subsequently amended on October 7, 1998.

     The Shares registered under the Registration Statement include Common Stock now owned by one holder and Common Stock issuable to the holders of redeemable exchangeable preferred stock of two of the Company's Canadian subsidiaries (the "Redeemable Exchangeable Preferred Stock"). The Redeemable Exchangeable Preferred Stock is exchangeable for shares of Common Stock, as described in the Prospectus.

     In this connection, we have been furnished with and examined originals and copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and Bylaws of the Company, as amended, resolutions of the Board of Directors of the Company relating to the issuance of the Shares, a copy of the Registration Statement, copies of the several documents pursuant to which the shares of Redeemable Exchangeable Preferred Stock were issued and which describe the terms of their exchange rights, and such other agreements, documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination we have assumed the genuiness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to such opinions which could not reasonably be independently established or which could not reasonably be independently established or verified, we have relied without further investigation upon statements and representations of officers and other representatives of the Company.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and (ii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement;

     Based upon and subject to the foregoing, we are of the opinion that under the laws of the state of Oregon and federal laws:

     1. The Shares of Common Stock now owned by the holder thereof and offered pursuant to the Registration Statement have been duly authorized, validly issued, fully paid, non-assessable, and free of preemptive rights. The


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Shares of Common Stock to be issued upon exchange of the Redeemable Exchangeable
Preferred Stock have been duly authorized, and, when issued in accordance with the documents controlling their issuance and terms, will be validly issued, fully paid, non-assessable and free of preemptive rights.

     In rendering the foregoing opinion, we are not assuming any responsibility for the accurateness or fairness of any representations contained in the Prospectus dated September 29, 1998, as amended on October 7, 1998, or any other documents employed by or oral statement (the Prospectus, together with any such other document and any such oral statements are collectively the "Statements") made by the Company from time to time in connection with the offer and sale of the Company's securities. However, nothing has come to our attention to cause us to believe that the Statements contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statements made, in light of the circumstances under which they were made, not misleading.

     We assume no obligation to supplement this opinion in the event of any changes to applicable law after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

     We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. We also consent to the reference of the name of our firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                         Very truly yours,



                        /s/ Newcomb, Sabin, Schwartz & Landsverk, LLP
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                            NEWCOMB, SABIN, SCHWARTZ & LANDSVERK, LLP